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                                   STATE OF MARYLAND


     NUMBER                                                              SHARES

     _______                                                             _______


                                THE CHAPMAN FUNDS, INC.
                      DEM MULTI-MANAGER EQUITY FUND INVESTOR CLASS
                                      COMMON STOCK
                                   PAR VALUE - $0.001
     Fully Paid                                                      Non-Assessable


     THIS CERTIFIES THAT ______________ IS THE REGISTERED HOLDER OF _____________ (_______) SHARES OF THE DEM MULTI-MANAGER EQUITY FUND INVESTOR CLASS COMMON STOCK OF THE CHAPMAN FUNDS, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT.

     IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS ___ DAY OF _______ A.D. ____.



__________________________________                 ____________________________________
EARL U. BRAVO, SR., SECRETARY                        NATHAN A. CHAPMAN, JR., PRESIDENT

                                       PAR VALUE
                                         $0.001
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